Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of Jack Henry & Associates, Inc., and management's report on the effectiveness of internal control over financial reporting dated September 11, 2006, appearing in the Annual Report on Form 10-K of Jack Henry & Associates, Inc. for the year ended June 30, 2006.

/s/ Deloitte & Touche LLP
St. Louis, Missouri
November 21, 2006